UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 23, 2010

       UOMO Media Inc.

(Exact name of registrant as specified in its charter)

Nevada

333-131621

20-1558589

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

161 Bay St. 27th Floor, Toronto, Ontario, Canada

M5J 2S1

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code

(416) 368-4400

________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 23, 2010, we entered into a Director Service Agreement with our Director, Jacob M. Goldbas. The term of the agreement commences March 23, 2010 and ends upon the earlier of March 22, 2011 or the date upon which Mr. Goldbas is removed by our shareholders or resigns from our Board of Directors. The agreement provides that Mr. Goldbas is to perform services as our Director, including attending meetings of the Board of Directors in person or by telephone, participating as a full voting director of the Company, being available to consult regarding our business operations, and carrying out other responsibilities required by law and our internal governance procedures. In consideration for his services, Mr. Goldbas is entitled to receive compensation of 25,000 shares of Restricted Stock Units (RSUs).  The RSUs will vest on a schedule to be determined by UOMO, and are subject to the twelve month waiting period from the time of issue for restricted stock required by the United States Securities and Exchange Commission Rule 144 which is an amendment to the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”).  This agreement permits early termination by either party upon delivery of 30 days advance written notice. There are no early termination penalties.

The Director Service Agreement between Jacob M. Goldbas and UOMO Media Inc. is filed as Exhibit 10.1 to this report, incorporated herewith.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 23, 2010, Jacob M. Goldbas was appointed to our Board of Directors. The appointment was made by our board of directors in accordance with our Bylaws to fill a vacant position existing on the board.

We entered into an Independent Contractor Agreement with Mr. Goldbas on March 23, 2010, which is described in Item 1.01 of this report and filed as Exhibit 10.1, and is incorporated herewith.

Mr. Goldbas has served as Managing Director of Senzo Research Corporation, an executive search firm specializing in the R&D sector of the pharmaceutical and biotechnology industries, since 2003 when he founded the company. From 2001 to 2003, Mr. Goldbas served as a founding executive and Chief Operating Officer of TransAfrica Media Holdings.  During this time, Mr. Goldbas was a key participant in the establishment and launch of the Sub-Saharan African radio syndication network and responsible for strategic direction and oversight of radio syndication, film, television, media services and music operations.  Mr. Goldbas received a Bachelor of Arts degree (Political Science) from Morehouse College in Atlanta, Georgia in 1994.  In 2000, he received a Juris Doctorate degree from Howard University School of Law in Washington, DC.  Mr. Goldbas has been a licensed attorney in the Commonwealth of Pennsylvania since 2003. Mr. Goldbas was appointed to our Board of Directors in March 2010. Mr. Goldbas is not an officer or director of any other reporting company.

We have not entered into any transaction with Mr. Goldbas during the last two years where Mr. Goldbas had a direct or indirect material interest and the amount involved in the transaction or a series of similar transactions exceeded $60,000.

This report may contain forward-looking statements that involve risks and uncertainties.  We generally use  words  such  as  “believe,”  “may,” “could,” “will,”  “intend,”  “expect,”  “anticipate,”  “plan,” and similar expressions to identify  forward-looking  statements.  You should not place undue reliance on these forward-looking statements.  Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including: our ability to continue as a going concern, the various interrelationships between our officers and directors which may cause conflicts of interest, amendments to current regulations adversely affecting our business, results of operations and prospects, our ability to raise additional capital, that we do not carry insurance and we may be subject to significant lawsuits which could significantly increase our expenses, and such other risks and uncertainties as may be detailed from time to time in our public announcements and filings with the U.S. Securities and Exchange Commission.  Although we believe the expectations reflected in  the  forward-looking  statements  are reasonable,  they  relate  only to events as of the date on which the statements are  made,  and  our  future  results,  levels of activity, performance or achievements may not meet these expectations.  We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.

Description

10.1

Director Service Agreement between Jacob Goldbas and UOMO Media Inc., dated March 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UOMO Media Inc.

(Registrant)

Date: March 29, 2010

/s/ Camara Alford

(Signature)

Name: Camara Alford

Title: Chief Executive Officer